Exhibit 99.1

SPX Reports Third Quarter 2015 Results

Completed Spin-off of SPX FLOW, Inc.

Core Segment Income* of $34 million

$95 million Charge to Segment Income Related to South African Projects

CHARLOTTE, N.C., November 4, 2015 /PRNewswire/ — SPX Corporation (NYSE:SPXC) today reported results for the quarter ended September 26, 2015.  The spin-off of SPX FLOW, Inc. (“SPX FLOW”) was completed on September 26, 2015.  The 2015 financial statements include the results of SPX FLOW in discontinued operations.

To provide clarity to its operating results, the company is also reporting “Core” and “Base Power” results, which exclude the effect of the South African projects, and will separately report on the progress and results associated with the South African projects.  In addition, as a result of the spin-off of SPX FLOW, certain amounts in the company’s reported results are not representative of the ongoing company on a post-spin basis, such as portions of the company’s corporate expense, including the related benefit costs, spin-related restructuring expenses and other items.  The company will provide additional clarity around these items as part of its third-quarter conference call at 4:30 p.m. (EST) today.

Gene Lowe, President and CEO, said “During the third quarter we completed the spin-off of SPX Flow.  I appreciate the hard work and dedication of our employees throughout our organization who have helped to complete this process.  We’re very excited about narrowing the strategic focus of our company to create value and opportunity for our shareholders, customers and employees.  We have a clear strategy for increasing the value of SPX by expanding our growth platforms and reducing exposure to lower-return markets to drive significant Core EBITDA growth.”

“One area where we are focused on reducing our risk profile is the large power projects in South Africa.  During the third quarter, we have taken actions to improve execution and increase control over the projects.  In addition, discussions between the parties during the quarter have provided greater clarity with respect to our ability to recover certain costs related to the projects. Collectively, these events have resulted in a charge of $95 million.  Inherently, risks remain until final completion.  However, we believe that the steps taken have reduced our risk profile and that this charge represents the significant portion of our potential risk on these projects.”

Third Quarter 2015 Overview:

SPX reported revenue (GAAP) for the third quarter of $374.1 million and a net loss per share from continuing operations of $(2.58).  SPX Core revenue* was $410.5 million and Core pro forma operating income* was $14.2 million, compared with $461.7 million and $21.3 million, respectively, in the third quarter of 2014.

Third Quarter and Year-To-Date Segment Financial Comparisons

GAAP Results:

($ millions)	Q3 2015	Q3 2014	2015 YTD	2014 YTD
Revenue	$374.1	$489.6	$1,209.8	$1,397.1
Segment Income (Loss)	(64.7)	38.0	(29.5)	94.1
Operating Loss	(113.6)	(2.1)	(166.9)	(62.5)

Core* Results:

($ millions)	Q3 2015	Q3 2014	2015 YTD	2014 YTD
Revenue	$410.5	$461.7	$1,205.8	$1,318.8
Segment Income	33.5	38.3	85.4	100.4
Operating Income	14.2	21.3	30.5	41.2

HVAC

Revenues for Q3 2015 were $142.7 million, compared with $137.4 million in Q3 2014, an increase of 3.9%.  Organic revenues* increased 4.6%, partially offset by the effect of currency fluctuations.  The increase in organic revenues was due primarily to higher sales of cooling products.

Segment Income was $23.5 million, or 16.5% of revenues, in Q3 2015, compared with $18.1 million, or 13.2% of revenues, in Q3 2014.  Segment income margins increased approximately 330 basis points, driven by favorable margins on cooling products during Q3 2015.

Detection & Measurement

Revenues for Q3 2015 were $55.9 million, compared with $57.3 million in Q3 2014, a decrease of 2.4% due to the effect of currency fluctuations.

Segment Income was $8.3 million, or 14.8% of revenues, in Q3 2015, compared with $10.7 million, or 18.7% of revenues, in Q3 2014.  Segment income margins decreased approximately 390 basis points, driven by a less favorable mix of sales and currency headwinds in Q3 2015 than in Q3 2014.

Base Power

Base Power revenues* for Q3 2015 were $211.9 million, compared with $267.0 million in Q3 2014, a decrease of 20.6%.  The decline was due to weaker customer demand for power generation products, and the impact of a stronger U.S. dollar.

Base Power income* was $1.7 million, or 0.8% of revenues, in Q3 2015, compared with $9.5 million, or 3.6% of revenues, in Q3 2014.  The decline in both income and margin was due primarily to lower revenue and significant declines in profitability of the European-based operations.

Lowe continued, “Our HVAC segment continued with a solid performance this quarter and remains on track with new product launches and optimization of channels to market.   In Detection & Measurement, we’re seeing some of the unevenness that can be experienced in project-based end markets, but continue to see a healthy frontlog and strong customer interest in our new products across these businesses, which support our continued growth outlook.  Within our Power Segment, our transformer backlog is up sequentially and the business is on track to meet our long-term margin targets.  The power generation business is feeling the effects of the weaker macroeconomic environment, and we are addressing this aggressively by taking steps to reduce complexity, risk and cost, including increasing our restructuring cost target for 2015.”

South African Projects

Revenues for Q3 2015 were $(36.4) million and the loss was $(98.2) million, compared with $27.9 million and $(0.3) million, respectively, in Q3 2014.  During Q3 2015, the company recorded a charge of $95.0 million (approximately $71.2 million net of minority interest) to revise the amount of expected revenues and costs on the large power projects in South Africa, which was recorded as a reduction in revenues of $(57.2) million and an increase in cost of products sold of $37.8 million.

Updated 2015 Financial Modeling Targets — Core:

The company is now targeting Core EBITDA in the range of $149 million to $159 million.  Restructuring charges for the year are now expected to be approximately $23 million.

Core Targets:

($ millions)	Revenue	Segment Income	Segment Margin %	EBITDA	Restructuring Charges
Prior	$1,765	$158	~9%	~$164	$16

Current	$1,700 to $1,730	$143 to $153	8.3% to 9.0%	$149 to $159	~$23

Note: Core results exclude the South African projects

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended September 26, 2015 with the Securities and Exchange Commission on November 5, 2015. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

Upcoming Investor Events:  SPX plans to meet with investors in November and is scheduled to present at the Credit Suisse Global Industrials Conference on December 3, 2015 in Palm Beach, Florida.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation has approximately $2 billion in annual revenues and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol, “SPXC”.  For more information, please visit www.spx.com.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contact:

Paul Clegg, Vice President, Finance and Investor Relations

Phone:  980-474-3806

E-mail: spx.investor@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Revenues	$374.1	$489.6	$1,209.8	$1,397.1

Costs and expenses:
Cost of products sold	371.2	377.1	1,036.4	1,082.8
Selling, general and administrative	106.8	111.9	322.4	366.8
Intangible amortization	1.3	1.4	3.9	4.3
Special charges, net	8.4	1.3	14.0	5.7
Operating loss	(113.6)	(2.1)	(166.9)	(62.5)

Other income (expense), net	(4.6)	(0.9)	(7.5)	488.5
Interest expense	(6.3)	(5.0)	(18.5)	(17.6)
Interest income	0.4	1.1	1.3	2.7
Loss on early extinguishment of debt	(1.4)	—	(1.4)	(32.5)
Equity earnings in joint ventures	0.3	0.3	0.8	0.8
Income (loss) from continuing operations before income taxes	(125.2)	(6.6)	(192.2)	379.4
Income tax (provision) benefit	(5.5)	(5.6)	8.6	(161.9)
Income (loss) from continuing operations	(130.7)	(12.2)	(183.6)	217.5

Income from discontinued operations, net of tax	0.7	78.7	80.8	199.2
Gain (loss) on disposition of discontinued operations, net of tax	(0.6)	(2.9)	(1.5)	12.0
Income from discontinued operations, net of tax	0.1	75.8	79.3	211.2

Net income (loss)	(130.6)	63.6	(104.3)	428.7
Less: Net income (loss) attributable to noncontrolling interests	(25.6)	0.3	(31.1)	(1.3)
Net income (loss) attributable to SPX Corporation common shareholders	$(105.0)	$63.3	$(73.2)	$430.0

Amounts attributable to SPX Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$(105.1)	$(11.8)	$(153.4)	$219.8
Income from discontinued operations, net of tax	0.1	75.1	80.2	210.2
Net income (loss)	$(105.0)	$63.3	$(73.2)	$430.0

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(2.58)	$(0.28)	$(3.78)	$5.11
Income from discontinued operations attributable to SPX Corporation common shareholders	—	1.79	1.98	4.88
Net income (loss) per share attributable to SPX Corporation common shareholders	$(2.58)	$1.51	$(1.80)	$9.99

Weighted average number of common shares outstanding - basic	40.663	41.796	40.590	43.024

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$(2.58)	$(0.28)	$(3.78)	$5.02
Income from discontinued operations attributable to SPX Corporation common shareholders	—	1.79	1.98	4.80
Net income (loss) per share attributable to SPX Corporation common shareholders	$(2.58)	$1.51	$(1.80)	$9.82

Weighted average number of common shares outstanding - diluted	40.663	41.796	40.590	43.772

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	September 26,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and equivalents	$82.5	$237.2
Accounts receivable, net	433.9	473.5
Inventories, net	211.6	167.4
Other current assets	109.8	55.6
Deferred income taxes	40.7	60.2
Assets of discontinued operations - current	—	1,221.2
Total current assets	878.5	2,215.1
Property, plant and equipment:
Land	15.9	16.5
Buildings and leasehold improvements	126.7	132.3
Machinery and equipment	374.7	372.9
	517.3	521.7
Accumulated depreciation	(291.7)	(283.8)
Property, plant and equipment, net	225.6	237.9
Goodwill	368.5	374.4
Intangibles, net	164.2	169.2
Other assets	642.0	623.0
Assets of discontinued operations - noncurrent	—	2,274.7
TOTAL ASSETS	$2,278.8	$5,894.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$185.5	$210.0
Accrued expenses	488.9	440.2
Income taxes payable	2.4	8.3
Short-term debt	70.2	156.5
Current maturities of long-term debt	4.8	29.1
Liabilities of discontinued operations - current	—	765.8
Total current liabilities	751.8	1,609.9

Long-term debt	347.0	547.5
Deferred and other income taxes	57.0	69.1
Other long-term liabilities	803.9	823.7
Liabilities of discontinued operations - noncurrent	—	1,032.2
Total long-term liabilities	1,207.9	2,472.5

Equity:
SPX Corporation shareholders’ equity:
Common stock	1.0	1.0
Paid-in capital	2,645.1	2,608.0
Retained earnings	910.1	2,628.6
Accumulated other comprehensive income	286.6	62.6
Common stock in treasury	(3,486.1)	(3,491.5)
Total SPX Corporation shareholders’ equity	356.7	1,808.7
Noncontrolling interests	(37.6)	3.2
Total equity	319.1	1,811.9
TOTAL LIABILITIES AND EQUITY	$2,278.8	$5,894.3

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Cash flows from (used in) operating activities:
Net income (loss)	$(130.6)	$63.6	$(104.3)	$428.7
Less: Income from discontinued operations, net of tax	0.1	75.8	79.3	211.2
Income (loss) from continuing operations	(130.7)	(12.2)	(183.6)	217.5
Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities:
Special charges, net	8.4	1.3	14.0	5.7
Gain on asset sales	—	—	(1.2)	(491.5)
Loss on early extinguishment of debt	1.4	—	1.4	32.5
Deferred and other income taxes	(7.4)	(12.2)	(1.8)	(41.9)
Depreciation and amortization	10.2	10.7	31.2	33.1
Pension and other employee benefits	11.6	6.3	22.9	36.7
Stock-based compensation	5.5	3.6	30.5	29.8
Other, net	(2.4)	0.6	—	0.7
Changes in operating assets and liabilities, net of effects from divestitures:
Accounts receivable and other assets	36.0	(8.0)	(55.3)	(35.4)
Inventories	(13.4)	(8.8)	(47.4)	(33.5)
Accounts payable, accrued expenses and other	57.3	(30.1)	27.0	(42.7)
Cash spending on restructuring actions	(2.2)	(2.4)	(6.0)	(10.9)
Net cash used in continuing operations	(25.7)	(51.2)	(168.3)	(299.9)
Net cash from discontinued operations	11.3	90.2	54.3	236.9
Net cash from (used in) operating activities	(14.4)	39.0	(114.0)	(63.0)

Cash flows from (used in) investing activities:
Proceeds from asset sales	—	—	2.0	574.1
Decrease in restricted cash	—	0.1	—	0.1
Capital expenditures	(6.0)	(5.3)	(12.8)	(15.0)
Net cash from (used in) continuing operations	(6.0)	(5.2)	(10.8)	559.2
Net cash from (used in) discontinued operations	(17.2)	(5.3)	(38.3)	87.7
Net cash from (used in) investing activities	(23.2)	(10.5)	(49.1)	646.9

Cash flows from (used in) financing activities:
Repurchase of senior notes (includes premiums paid of $30.6)	—	—	—	(530.6)
Borrowings under senior credit facilities	910.0	310.0	1,235.0	467.0
Repayments under senior credit facilities	(913.8)	(187.0)	(1,138.0)	(207.0)
Borrowings under trade receivables agreement	59.0	80.0	154.0	80.0
Repayments under trade receivables agreement	(34.0)	(11.0)	(122.0)	(11.0)
Net borrowings (repayments) under other financing arrangements	6.5	(1.3)	4.5	(56.7)
Purchases of common stock	—	(139.9)	—	(414.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(0.6)	(0.7)	(5.9)	(12.9)
Financing fees paid	(12.2)	—	(12.2)	(0.4)
Change in noncontrolling interest in subsidiary	—	(0.8)	—	—
Dividends paid	—	(16.1)	(30.6)	(44.3)
Cash divested in connection with spin-off of SPX Flow	(207.1)	—	(207.1)	—
Net cash from (used in) continuing operations	(192.2)	33.2	(122.3)	(730.2)
Net cash from (used in) discontinued operations	(1.6)	(1.1)	(1.9)	0.5
Net cash from (used in) financing activities	(193.8)	32.1	(124.2)	(729.7)
Change in cash and equivalents due to changes in foreign currency exchange rates	(15.0)	(24.9)	(57.8)	(44.1)
Net change in cash and equivalents	(246.4)	35.7	(345.1)	(189.9)
Consolidated cash and equivalents, beginning of period	328.9	466.2	427.6	691.8
Consolidated cash and equivalents, end of period	$82.5	$501.9	$82.5	$501.9

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS

(Unaudited; in millions)

	Three months ended					Nine months ended
	September 26, 2015	September 27, 2014	Δ	%/bps		September 26, 2015	September 27, 2014	Δ	%/bps

HVAC reportable segment

Revenues	$142.7	$137.4	$5.3	3.9%		$368.7	$361.1	$7.6	2.1%
Gross profit	45.6	40.6	5.0			112.7	106.9	5.8
Selling, general and administrative expense	22.0	22.4	(0.4)			63.0	65.8	(2.8)
Intangible amortization expense	0.1	0.1	—			0.3	0.5	(0.2)
Income	$23.5	$18.1	$5.4	29.8%		$49.4	$40.6	$8.8	21.7%
as a percent of revenues	16.5%	13.2%		330	bps	13.4%	11.2%		220	bps

Detection & Measurement reportable segment

Revenues	$55.9	$57.3	$(1.4)	-2.4%		$166.0	$180.7	$(14.7)	-8.1%
Gross profit	23.3	26.5	(3.2)			71.0	86.2	(15.2)
Selling, general and administrative expense	14.8	15.6	(0.8)			43.0	46.8	(3.8)
Intangible amortization expense	0.2	0.2	—			0.6	0.5	0.1
Income	$8.3	$10.7	$(2.4)	-22.4%		$27.4	$38.9	$(11.5)	-29.6%
as a percent of revenues	14.8%	18.7%		-390	bps	16.5%	21.5%		-500	bps

Power reportable segment

Revenues	$175.5	$294.9	$(119.4)	-40.5%		$675.1	$855.3	$(180.2)	-21.1%
Gross profit (loss)	(65.5)	45.4	(110.9)			(10.3)	122.1	(132.4)
Selling, general and administrative expense	30.0	35.1	(5.1)			93.0	104.2	(11.2)
Intangible amortization expense	1.0	1.1	(0.1)			3.0	3.3	(0.3)
Income (loss)	$(96.5)	$9.2	$(105.7)	-1148.9%		$(106.3)	$14.6	$(120.9)	-828.1%
as a percent of revenues	-55.0%	3.1%		-5810	bps	-15.7%	1.7%		-1740	bps

Consolidated Revenues	$374.1	$489.6	$(115.5)	-23.6%		$1,209.8	$1,397.1	$(187.3)	-13.4%
Consolidated Segment Income (Loss)	(64.7)	38.0	(102.7)	-270%		(29.5)	94.1	(123.6)	-131.3%
as a percent of revenues	-17.3%	7.8%		-2510	bps	-2.4%	6.7%		-910	bps

Total income (loss) for reportable segments	$(64.7)	$38.0	$(102.7)			$(29.5)	$94.1	$(123.6)
Corporate expenses	27.6	33.0	(5.4)			84.5	97.8	(13.3)
Pension and postretirement expense	7.4	2.2	5.2			8.4	23.3	(14.9)
Stock-based compensation expense	5.5	3.6	1.9			30.5	29.8	0.7
Special charges, net	8.4	1.3	7.1			14.0	5.7	8.3
Consolidated Operating Income (Loss)	$(113.6)	$(2.1)	$(111.5)	-5309.5%		$(166.9)	$(62.5)	$(104.4)	-167.0%
as a percent of revenues	-30.4%	-0.4%		-3000	bps	-13.8%	-4.5%		-930	bps

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Nine months ended
September 26, 2015

Beginning cash and equivalents	$427.6

Cash used in continuing operations	(168.3)
Proceeds from asset sales and other	2.0
Capital expenditures	(12.8)
Borrowings under senior credit facilities	1,235.0
Repayments under senior credit facilities	(1,138.0)
Net borrowings under trade receivable agreement	32.0
Net borrowings under other financing arrangements	4.5
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(5.9)
Financing fees paid	(12.2)
Dividends paid	(30.6)
Cash divested in connection with spin-off of SPX Flow	(207.1)
Cash from discontinued operations	14.1
Change in cash due to changes in foreign currency exchange rates	(57.8)

Ending cash and equivalents	$82.5

	Debt at					Debt at
	December 31, 2014	Borrowings	Repayments	Spin-Off	Other	September 26, 2015

Revolving loans	$133.0	$485.0	$(563.0)	$(55.0)	$—	$—
Term loan	575.0	750.0	(575.0)	(400.0)	—	350.0
6.875% senior notes	600.0	—	—	(600.0)	—	—
Trade receivables financing arrangement	10.0	154.0	(122.0)	—	—	42.0
Other indebtedness	51.7	10.1	(7.3)	(22.8)	(1.7)	30.0
	1,369.7	1,399.1	(1,267.3)	(1,077.8)	(1.7)	422.0
Less: Amounts included in discontinued operations	(636.6)	—	—	636.6	—	—
Totals	$733.1	$1,399.1	$(1,267.3)	$(441.2)	$(1.7)	$422.0

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

HVAC AND DETECTION & MEASUREMENT SEGMENTS

(Unaudited)

	Three months ended September 26, 2015
	Net Revenue	Foreign	Organic Revenue
	Growth (Decline)	Currency	Growth (Decline)

HVAC	3.9%	(0.7)%	4.6%

Detection and Measurement	(2.4)%	(2.4)%	0.0%

SPX CORPORATION AND SUBSIDIARIES

REVENUE AND SEGMENT INCOME RECONCILIATION

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

CONSOLIDATED SPX:

Consolidated Revenue	$374.1	$489.6	$1,209.8	$1,397.1

Exclude: South African projects	36.4	(27.9)	(4.0)	(78.3)

Core revenue	$410.5	$461.7	$1,205.8	$1,318.8

Total Segment Income (Loss)	$(64.7)	$38.0	$(29.5)	$94.1

Exclude: South African projects	98.2	0.3	114.9	6.3

Core segment income	$33.5	$38.3	$85.4	$100.4
as a percent of revenues	8.2%	8.3%	7.1%	7.6%

	Three months ended
	September 26, 2015	September 27, 2014

POWER SEGMENT:

Power revenue	$175.5	$294.9

Exclude: South African projects	36.4	(27.9)

Base Power revenue	$211.9	$267.0

Power Segment Income (loss)	$(96.5)	$9.2

Exclude: South African projects	98.2	0.3

Base Power income	$1.7	$9.5
as a percent of revenues	0.8%	3.6%

SPX CORPORATION AND SUBSIDIARIES

OPERATING INCOME RECONCILIATION

(Unaudited; in millions)

	Three months ended		Nine months ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014

Operating Loss	$(113.6)	$(2.1)	$(166.9)	$(62.5)

Exclude:
South African projects	98.2	0.3	114.9	6.3

Certain corporate expenses (1)	20.9	24.5	76.2	85.1

Spin-related costs (2)	2.3	—	2.3	—

Non-service pension expense (income)	6.4	(1.4)	4.0	12.3

Core Pro forma Operating Income	$14.2	$21.3	$30.5	$41.2
as a percent of Core revenues	3.5%	4.6%	2.5%	3.1%

(1) Represents an estimate of the corporate costs, related to the support provided to the SPX Flow businesses, that are no longer expected to be incurred by SPX after the spin-off

(2) Represents non-recurring charges incurred in connection with the spin-off